Exhibit 5.2

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.dlapiper.com

T 410.580.3000
F 410.580.3001

May 24, 2017

CareTrust REIT, Inc.

905 Calle Amanecer, Suite 300

San Clemente, California 92673

Re:	CareTrust REIT, Inc.

Ladies and Gentlemen:

We have acted as counsel to CareTrust REIT, Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the automatic shelf registration statement on Form S-3 (File No. 333-217670) prepared and filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on May 4, 2017 (as amended through the date hereof, excluding the documents incorporated by reference therein, the “Registration Statement”), including the base prospectus, dated May 4, 2017, included therein at the time the Registration Statement became effective (the “Base Prospectus”), the preliminary prospectus supplement, dated May 8, 2017 and filed by the Company with the Commission on May 8, 2017 pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Preliminary Prospectus”), and the prospectus supplement dated May 10, 2017 and filed by the Company with the Commission on May 11, 2017 pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) relating to the offer, issue and sale by CTR Partnership, L.P., a Delaware limited partnership, and CareTrust Capital Corp., a Delaware corporation (collectively, the “Issuers”), of $300,000,000 aggregate principal amount of their 5.25% Senior Notes due 2025 (the “Notes”). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis as to payment of the principal thereof, and premium, if any, and interest thereon (the “Guarantees,” and together with the Notes, the “Securities”) by the Company and the Company Guarantors (as defined herein), in connection with that certain Underwriting Agreement, dated May 10, 2017 (the “Underwriting Agreement”), by and among the Issuers, the Company, the guarantors listed on Schedule I thereto (the “Company Guarantors” and, together with the Company, the “Guarantors”) and KeyBanc Capital Markets Inc., BMO Capital Markets Corp. and Barclays Capital Inc., as representatives of the several underwriters listed on Schedule II thereto (the “Underwriters”). The Securities are being issued pursuant to a base indenture, dated as of May 24, 2017 (the “Base Indenture”) among the Issuers, the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 24, 2017 among the Issuers, the Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). This opinion is being provided at your request pursuant to Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the filing of a Current Report on Form 8-K by the Company with the Commission on the date hereof (the “Form 8-K”), and supplements our opinion, dated May 4, 2017, previously filed as Exhibit 5.2 to the Registration Statement.

CareTrust REIT, Inc.

May 24, 2017

Page Two

In our capacity as the Company’s counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)    The charter of the Company as evidenced by the Articles of Amendment and Restatement of the Company as filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on and effective as of May 13, 2014 (the “Charter”);

(b)    The Bylaws of the Company, as amended and restated as of May 13, 2014, (as certified in the Officer’s Certificate and in the form attached to the Officer’s Certificate, the “Bylaws”);

(c)    The Registration Statement, including the Base Prospectus contained therein;

(d)    The Preliminary Prospectus;

(e)    The Prospectus Supplement;

(f)    An executed copy of the Underwriting Agreement (as attached to the Officer’s Certificate);

(g)    An executed copy of the Base Indenture (as attached to the Officer’s Certificate);

(h)    An executed copy of the Supplemental Indenture (as attached to the Officer’s Certificate);

(i)    The form of global note evidencing the Securities (the “Global Note”) (as attached to the Officer’s Certificate);

(j)    An executed copy of Guarantees (as attached to the Officer’s Certificate);

(k)    A certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(l)    Resolutions adopted by the Company’s Board of Directors on March 24, 2017 relating to, among other things, the preparation and filing of Registration Statement, the Preliminary Prospectus and the Prospectus and the issuance, offer and sale of the Securities (as attached to the Officer’s Certificate);

(m)    Resolutions adopted by a Pricing Committee of the Company’s Board of Directors on May 10, 2017 relating to the authorization, execution and delivery of the Underwriting Agreement and fixing the final terms for the issuance, offer and sale of the Securities (as attached to the Officer’s Certificate);

(n)    A short form good standing certificate with respect to the Company issued by the Maryland State Department of Assessments and Taxation, dated as of a recent date hereof; and

(o)    Such other documents as we have considered necessary to the rendering of the opinion expressed below.

CareTrust REIT, Inc.

May 24, 2017

Page Three

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party’s (other than the Company’s) obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modifications or amendments or supplements identified above and attached to the Officer’s Certificate) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; (e) all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original Documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete; and (f) consideration that is fair and sufficient to support the obligations of the Company as guarantor has been and would be deemed by a court of competent jurisdiction to have been duly received by the Company. As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Underwriting Agreement and in the Officer’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements and representations of public officials and our review of the Documents.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)    The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

(2)    All necessary corporate action has been taken by the Company to authorize the execution and delivery of, and performance under the Indenture (including the Guarantees set forth in the Supplemental Indenture).

(3)    The Indenture (including the Guarantees set forth in the Supplemental Indenture) has been duly executed and delivered by the Company.

CareTrust REIT, Inc.

May 24, 2017

Page Four

The opinion expressed above is subject to the following assumptions, exceptions, qualifications and limitations:

(a)    The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)    This opinion concerns only the effect of the laws (exclusively of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change his opinion.

(c)    We express no opinion as to compliance with the securities (or “blue sky”), laws, broker licensing laws, real estate syndication laws, mortgage lending laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

(d)    We express no opinion as to the issuance of any Securities by any issuer other than the Company.

(e)    This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement relating to the Securities. O’Melveny & Myers LLP and Albright, Stoddard, Warnick & Albright are authorized to rely on this opinion as if the opinion were addressed to them solely for the purpose of rendering their respective opinions to be filed as Exhibit 5.1 and Exhibit 5.3, respectively, to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)